UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 12, 2007

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Burnley Shareholder Lawsuit

On April 18, 2007, Mr. John Burnley brought a derivative suit in the U.S. District Court of California against four Directors of the Registrant, alleging that they had breached their fiduciary duties to the Registrant. On May 25, 2007, Defendants Brad Hoffman and Emanuel Neuman (“Defendants”) filed a Motion to Dismiss Plaintiff’s Complaint on the basis of lack of subject matter jurisdiction. On May 30, 2007, Defendant George Moseman filed a Joinder in the Motion to Dismiss. On June 6, 2007, the Registrant also filed a Joinder in the Motion to Dismiss.

Pursuant to Local Rule 7-9, Plaintiff was required to file and serve his Opposition or Notice of Non-Opposition “no later than fourteen (14) days before the date designated for the hearing of the motion,” or June 4, 2007. Moreover, Local Rule 7-12 provides that “the failure to file any required paper, or the failure to file it within the deadline, may be deemed consent to the granting... of the motion.”

On June 7, 2007, Defendants filed a Reply indicating that they had not received an opposition from Plaintiff. As such, on June 12, 2007, the Court found that the matter was appropriate for decision without oral argument and Defendant’s motion was granted pursuant to Local Rule 7-9.

Notwithstanding Plaintiff’s failure to comply with Local Rule 7-9, the Court independently considered Defendant’s Motion and found that the Court lacked subject matter jurisdiction. Subject matter jurisdiction based upon diversity of citizenship requires that all plaintiffs be of different citizenship than all defendants. In this case, both the Plaintiff and Defendant Neuman were citizens of New York. Accordingly, Defendant’s Motion was granted and the case was dismissed without prejudice.

A copy of the Dismissal is attached hereto as Exhibit 99.1.

Prior to the dismissal, it was also determined that Plaintiff’s attorney, David M. Robinson, was not licensed to practice law in the State of California at the time the complaint was filed.

A copy of David M. Robinson’s professional profile with the California Bar is attached hereto as Exhibit 99.2.

Exhibit No.	Description

99.1	Copy of Dismissal of Burnley Shareholder Lawsuit.

99.2	Copy of David M. Robinson’s professional profile with the California State Bar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: June 27, 2007	By:	/s/ Philip Holmes
Philip Holmes, President